UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/09/2009

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

    Effective as of November 9, 2009, the Company's board of directors filled two board vacancies by appointing Mssrs. Richard Green and Jonathan Fitzgerald to serve as directors on the Company's board of directors. The compensation for the new directors has not yet been finalized by the board of directors.

    Mr. Green has spent over 30 years in the energy industry, serving for 20 years as the Chairman and CEO of Aquila Corporation, formerly UtiliCorp United, an international gas and electric company. Mr. Green has been credited with leading a successful turnaround to successfully reposition Aquila during the energy market crisis of 2002. Additionally, he demonstrated leadership and perseverance in pioneering both the strategy and successful execution of a significant business expansion of UtiliCorp United to a Fortune 30 company. UtiliCorp United was a multi-national electric and gas utility business and national energy marketing and trading business with revenues of $36.3 billion. Mr. Green is also Chairman of Midwest Research Institute (MRI) which has a core focus that includes renewable energy, life sciences and national security and defense. He currently serves on the Board of Directors of the Alliance for Sustainable Energy that operates the National Renewable Energy Laboratory (NREL) for the U. S. Department of Energy.   He serves on the General Partners' Advisory Board of Directors of Hudson Clean Energy Partners. Hudson Clean Energy Partners is a leading global private equity firm, dedicated solely to investing in renewable power, alternative fuels, energy efficiency and storage. Mr. Green founded The Calvin Group LLC which is a firm that acts as a catalyst to management teams facing significant challenges or seeking to explore new opportunities.   Mr. Green is a Graduate of Southern Methodist University and serves as a member of the Board of Directors of the Hall Family Foundation, a Trustee of the Nelson-Atkins Museum of Art and the Washington D.C. based Urban Institute.

    Mr. Fitzgerald is an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries. Previously, Mr. Fitzgerald was a Managing Director and senior investment banker with the firm of Morgan Joseph & Co. Inc. In addition to leading the Firm's Cleantech investment banking practice, Mr. Fitzgerald served a variety of industrial clients across the western region. Mr. Fitzgerald also served as the Interim-CEO of Harvest Wind Limited, a development stage wind turbine manufacturer based in Oregon. Jonathan also served as an Adviser to iSense Corporation, Boston Poly Corporation and Trustwater LLC. Mr. Fitzgerald was Co- Head of Capital Markets origination for North America at Dresdner Kleinwort Wasserstein. In this capacity he oversaw the origination of loan, bond and equity products for the firm's key corporate relationships across multiple industry sectors. In addition to traditional capital markets products, Jonathan has significant experience in acquisition finance, liability management, structured finance and securitization. Mr. Fitzgerald also held senior investment positions in New York and London at Credit Suisse First Boston and Lehman Brothers, leading international investment banks. Mr. Fitzgerald holds a B.A. with Distinction from Bowdoin College, an MSc.(Econ) from The London School of Economics and Political Science and an M.B.A. from the Wharton School of the University of Pennsylvania.

Item 9.01.    Financial Statements and Exhibits

(d)         Exhibits

The following Exhibits are filed herewith:

Exhibit       Description

99.1          Press Release, "DayStar Technologies Announces Appointment of Richard C. Green, Jr. to
                Board of Directors," dated November 9, 2009
99.2          Press Release, "DayStar Technologies Announces Appointment of Jonathan Fitzgerald to
                Board of Directors," dated November 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 13, 2009	By:	/s/ William S. Steckel
William S. Steckel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, "DayStar Technologies Announces Appointment of Richard C. Green, Jr. to Board of Directors," dated November 9, 2009
EX-99.2	Press Release, "DayStar Technologies Announces Appointment of Jonathan Fitzgerald to Board of Directors," dated November 13, 2009